[Logo of CBRL Group, Inc.]                                   Post Office Box 787
                                                             Lebanon, Tennessee
                                                                     37088-0787
                                                             Phone 615.444.9869

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CBRL Group, Inc.
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                                                 Contact: Lawrence E. White
                                                          Senior Vice President/
                                                          Finance and Chief
                                                          Financial Officer
                                                          (615) 443-9869

                       CBRL GROUP, INC. REPORTS JULY SALES

LEBANON,  Tenn.  (August 2, 2005) -- CBRL Group,  Inc. (the "Company")  (NASDAQ:
CBRL) today reported comparable store sales for the five-week period ending July 29, 2005.

         The Company reported that comparable store restaurant sales for the five weeks ending Friday, July 29, 2005 in its Cracker Barrel Old Country Store(R) ("Cracker Barrel") units were up 2.5% from the comparable period last year, with an approximately 4.2% higher average check, including approximately 4.1% higher menu pricing. Cracker Barrel comparable store retail sales in July were down 0.9%. Comparable restaurant sales in the Company's Logan's Roadhouse(R) ("Logan's") restaurants in July were up 1.6%, with an approximately 2.1% higher average check, including approximately 2.5% higher menu pricing.

         Headquartered in Lebanon, Tennessee, CBRL Group, Inc. operates 530 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 124 company-operated and 23 franchised Logan's Roadhouse restaurants in 18 states.


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